PLACE DOCUMENT HERE

                                                      EXHIBIT 1.1

                                                Draft of 01/30/94


                    CPC International Inc.

                    [Title of Debt Securities]

                    Underwriting Agreement


                                              New York, New York
                                              [Date]


To the Representatives named
  in Schedule I hereto of
  the Underwriters named in
  Schedule II hereto


Dear Sirs:

          CPC International, Inc., a Delaware corporation (the "Company") proposes to sell to the underwriters named in Schedule II hereto (the "Underwriters"), for whom you are acting as repre-sentatives (the "Representatives"), the principal amount of its securities identified in Schedule I hereto (the "Securities") to be issued under an indenture (the "Indenture") dated as of April 15, 1988, between the Company and Bankers Trust Company, as trus-tee (the "Trustee"). If the firm or firms listed in Schedule II hereto include only the firm or firms listed in Schedule I hereto, then the terms "Underwriters" and "Representatives", as used herein, shall each be deemed to refer to such firm or firms.

          1. Representations and Warranties. The Company rep-resents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1. Certain terms used in this Sec-tion 1 are defined in paragraph (c) hereof.

          a. If the offering of the Securities is a Delayed Offering (as specified in Schedule I hereto), paragraph
     (i) below is applicable and, if the offering of the Secu-rities is a Non-Delayed Offering (as so specified), para-graph (ii) below is applicable.

               (i) The Company meets the requirements for the use of Form S-3 under the Securities Act of 1933 (the
          "Act") and has filed with the Securities and Exchange
          Commission (the "Commission") a registration



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                               -2-



          statement (the file number of which is set forth in Schedule I hereto) on such Form, including a basic prospectus, for registration under the Act of the offering and sale of the Securities. The Company may have filed one or more amendments thereto, and may have used a Preliminary Final Prospectus, each of which has previously been furnished to you. Such registration statement, as so amended, has become effective. The offering of the Securities is a Delayed Offering and, accordingly, it is not neces-sary that any further information with respect to the Securities and the offering thereof required by the Act and the rules thereunder to be included in the Final Prospectus have been included in an amendment to such registration statement prior to the Effective Date. The Company will next file with the Commission pursuant to Rules 415 and 424(b)(2) or (5) a final supplement to the form of prospectus included in such registration statement relating to the Securities and the offering thereof. As filed, such final prospec-tus supplement shall include all required information with respect to the Securities and the offering thereof and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Basic Prospec-tus and any Preliminary Final Prospectus) as the Com-pany has advised you, prior to the Execution Time, will be included or made therein.

               (ii) The Company meets the requirements for the use of Form S-3 under the Act and has filed with the Commission a registration statement (the file number of which is set forth in Schedule I hereto) on such Form, including a basic prospectus, for registration under the Act of the offering and sale of the Securi-ties. The Company may have filed one or more amend-ments thereto, including a Preliminary Final Prospec-tus, each of which has previously been furnished to you. The Company will next file with the Commission either (x) a final prospectus supplement relating to the Securities in accordance with Rules 43OA and 424(b)(1) or (4), or (y) prior to the effectiveness of such registration statement, an amendment to such



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                               -3-



          registration statement, including the form of final prospectus supplement. In the case of clause (x), the Company has included in such registration state-ment, as amended at the Effective Date, all informa-tion (other than Rule 43OA Information) required by the Act and the rules thereunder to be included in the Final Prospectus with respect to the Securities and the offering thereof. As filed, such final pro-spectus supplement or such amendment and form of final prospectus supplement shall contain all Rule 43OA Information, together with all other such required information, with respect to the Securities and the offering thereof and, except to the extent the Representatives shall agree in writing to a modi-fication, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional informa-tion and other changes (beyond that contained in the Basic Prospectus and any Preliminary Final Prospec-
          tus) as the Company has advised you, prior to the Execution Time, will be included or made therein.

          b. On the Effective Date, the Registration State-ment did or will, and when the Final Prospectus is first filed (if required) in accordance with Rule 424(b) and on the Closing Date, the Final Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act and the Securities Exchange Act of 1934 (the "Exchange Act") and the respec-tive rules thereunder; on the Effective Date, the Regis-tration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; on the Effective Date and on the Closing Date the Indenture did or will comply in all material respects with the requirements of the Trust Indenture Act of 1939 (the "Trust Indenture Act") and the rules thereunder; and, on the Effective Date, the Final Prospectus, if not filed pursuant to Rule 424(b), did not or will not, and on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Final Prospectus (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to (i) that part of the Registration State-ment which shall constitute the Statement of Eligibility (Form T-1) under the Trust Indenture Act of the Trustee or
     (ii) the information contained in or omitted from the Registration Statement or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for use in connection with the preparation of the Registration Statement or the Final Prospectus (or any supplement thereto).

          c. The terms which follow, when used in this Agree-ment, shall have the meanings indicated. The term "the Effective Date" shall mean each date that the Registration Statement and any post-effective amendment or amendments thereto became or become effective. "Execution Time" shall mean the date and time that this Agreement is exe-cuted and delivered by the parties hereto. "Basic Pro-spectus" shall mean the prospectus referred to in para-graph (a) above contained in the Registration Statement at the Effective Date including, in the case of a Non-Delayed Offering, any Preliminary Final Prospectus. "Preliminary Final Prospectus" shall mean any preliminary prospectus supplement to the Basic Prospectus which describes the Securities and the offering thereof and is used prior to filing of the Final Prospectus. "Final Prospectus" shall mean the prospectus supplement relating to the Securities that is first filed pursuant to Rule 424(b) after the Exe-cution Time, together with the Basic Prospectus or, if, in the case of a Non-Delayed Offering, no filing pursuant to Rule 424(b) is required, shall mean the form of final pro-spectus relating to the Securities, including the Basic Prospectus, included in the Registration Statement at the Effective Date. "Registration Statement" shall mean the registration statement referred to in paragraph (a) above, including incorporated documents, exhibits and financial statements, as amended at the Execution Time (or, if not effective at the Execution Time, in the form in which it shall become effective) and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date (as hereinafter defined), shall also mean such registration statement as so amended. Such term shall include any Rule 430A Information deemed to be included therein at the Effective Date as provided by Rule 430A. "Rue 415", "Rule 424", "Rule 430A" and "Regulation

     SK" refer to such rules and regulations under the Act. "Rule 430A Information" means information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A. Any reference herein to the Registration Statement, the Basic Prospectus, any Pre-liminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to item 12 of Form S-3 which were filed under the Exchange Act on or before the Effec-tive Date of the Registration Statement or the issue date of the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be; and any ref-erence herein to the terms "amend", "amendment" or "sup-plement" with respect to the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference. A "Non-Delayed Offering" shall mean an offering of securi-ties which is intended to commence promptly after the effective date of a registration statement, with the result that, pursuant to Rules 415 and 430A, all informa-tion (other than Rule 430A Information) with respect to the securities so offered must be included in such regis-tration statement at the effective date thereof. A "Delayed Offering" shall mean an offering of securities pursuant to Rule 415 which does not commence promptly after the effective date of a registration statement with the result that only information required pursuant to Rule 415 need be included in such registration statement at the effective date thereof with respect to the securities so offered. Whether the offering of the Securities is a Non-Delayed Offering or a Delayed Offering shall be set forth in Schedule I hereto.

          2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warran-ties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the purchase price set forth in Schedule I hereto, the principal amount of Securi-ties set forth opposite such Underwriter's name in Schedule II hereto, except that, if Schedule I hereto provides for the sale of Securities pursuant to delayed delivery arrangements, the respective principal amounts of Securities to be purchased by the Underwriters shall be as set forth in Schedule II hereto less the respective amounts of Contract Securities determined as provided below. Securities to be purchased by the Under-writers are herein sometimes called the "Underwriters' Securi-ties" and Securities to be purchased pursuant to Delayed Deliv-ery Contracts as hereinafter provided are herein called "Con-tract Securities".

          If so provided in Schedule I hereto, the Underwriters are authorized to solicit offers to purchase Securities from the Company pursuant to delayed delivery contracts ("Delayed Delivery Contracts") substantially in the form of Schedule III hereto but with such changes therein as the Company may autho-rize or approve. The Underwriters will endeavor to make such arrangements and, as compensation therefor, the Company will pay to the Representatives, for the account of the Underwrit-ers, on the Closing Date, the percentage set forth in Schedule I hereto of the principal amount of the Securities for which Delayed Delivery Contracts are made. Delayed Delivery Con-tracts are to be with institutional investors, including com-mercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institu-tions. The Company will enter into Delayed Delivery Contracts in all cases where sales of Contract Securities arranged by the Underwriters have been approved by the Company but, except as the Company may otherwise agree, each such Delayed Delivery Contract must be for not less than the minimum principal amount set forth in Schedule I hereto and the aggregate principal amount of Contract Securities may not exceed the maximum aggre-gate principal amount set forth in Schedule I hereto. The Underwriters will not have any responsibility in respect of the validity or performance of Delayed Delivery Contracts. The principal amount of Securities to be purchased by each Under-writer as set forth in Schedule II hereto shall be reduced by an amount which shall bear the same proportion to the total principal amount of Contract Securities as the principal amount of Securities set forth opposite the name of such Underwriter bears to the aggregate principal amount set forth in Schedule II hereto, except to the extent that you determine that such reduction shall be otherwise than in such proportion and so advise the Company in writing; provided, however, that the total principal amount of Securities to be purchased by all Underwriters shall be the aggregate principal amount set forth in Schedule II hereto less the aggregate principal amount of Contract Securities.

          3. Delivery and Payment. Delivery of and payment for the Underwriters' Securities shall be made at the office, on the date and at the time specified in Schedule I hereto (or such later date not later than five business days after such specified date as the Representatives shall designate), which date and time may be postponed by agreement between the Repre-sentatives and the Company or as provided in Section 8 hereof (such date and time of delivery and payment for the Underwrit-ers' Securities being herein called the "Closing Date"). Delivery of the Underwriters' Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by certified or official bank check or checks drawn on or by a New York Clearing House bank and payable in next day funds or by wire transfer in same-day funds to an account or accounts designated by the Company (the Company shall pay the Representatives the overnight cost of providing such immediately available funds). Certificates for the Underwriters' Securities shall be registered in such names and in such denominations as the Representatives may request not less than three full business days in advance of the Clos-ing Date.

          The Company agrees to have the Underwriters' Securi-ties available for inspection, checking and packaging by the Representatives in New York, New York, not later than 1:00 PM on the business day prior to the Closing Date.

          4.   Agreements.  The Company agrees with the several
Underwriters that:

          a. The Company will use its best efforts to cause the Registration Statement, if not effective at the Execu-tion Time, and any amendment thereto, to become effective. Prior to the termination of the offering of the Securi-ties, the Company will not file any amendment of the Reg-istration Statement or supplement (including the Final Prospectus or any Preliminary Final Prospectus) to the Basic Prospectus unless the Company has furnished you with a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. Subject to the foregoing sentence, the Company will cause the Final Prospectus, properly com-pleted, and any supplement thereto to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Company will promptly advise the Rep-resentatives (i) when the Registration Statement, if not effective at the Execution Time, and any amendment thereto, shall have become effective, (ii) when the Final Prospectus, and any supplement thereto, shall have been filed with the Commission pursuant to Rule 424(b), (iii) when, prior to termination of the offering of the Securi-ties, any amendment to the Registration Statement shall have been filed or become effective, (iv) of any request by the Commission for any amendment of the Registration Statement or supplement to the Final Prospectus or for any additional information, (v) of the issuance by the Commis-sion of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (vi) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

          b. If, at any time when a prospectus relating to the Securities is required to be delivered under the Act, any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact neces-sary in order to make the statements therein, in the light of the circumstances under which they were made, not mis-leading, or if it shall be necessary to amend the Regis-tration Statement or supplement the Final Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, the Company promptly will prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 4, an amendment or sup-plement which will correct such statement or omission or effect such compliance.

          c. As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company and its subsidiaries which will satisfy the provi-sions of Section 11(a) of the Act and Rule 158 under the Act.




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                               -9-



          d. The Company will furnish to the Representatives and counsel for the Underwriters, without charge, copies of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act, as many copies of any Preliminary Final Prospectus and the Final Prospectus and any supplement thereto as the Representatives may rea-sonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.

          e. The Company will furnish to the Representatives and their counsel such information as may be reasonably required by and otherwise to cooperate with, the Represen-tatives in qualifying the Securities for offering and sale under the securities or blue sky laws of such states as the Representatives may designate (including the provi-sions of Florida blue sky law, if requested, relating to issuers doing business with Cuba) and to maintain such qualifications in effect as long as required for the dis-tribution of the Securities, provided that the Company shall not be required to qualify as a foreign corporation or a dealer or to consent to the service of process under the laws of any such state (except service of process with respect to the offering and sale of the Securities) or to take any action which would or could subject the Company to taxation in any state where it is not now so subject; and to promptly advise the Representatives of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

          5. Conditions to the Obligations of the Underwrit-ers. The obligations of the Underwriters to purchase the Underwriters' Securities shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time and the Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the perfor-mance by the Company of its obligations hereunder and to the following additional conditions:

          a. If the Registration Statement has not become effective prior to the Execution Time, unless the Repre-sentatives agree in writing to a later time, the Registra-tion Statement will become effective not later than (i)



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                              -10-



     6:00 P.M., New York City time, on the date of determina-tion of the public offering price, if such determination
     occurred at or prior to 3:00 P.M., New   York City time,
     on such date or (ii) 12:00 Noon, New York City time, on the business day following the day on which the public offering price was determined, if such determination occurred after 3:00 P.M., New York City time, on such date; if filing of the Final Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Final Prospectus, and any such supplement, shall have been filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

          b. The Company shall have furnished to the Repre-sentatives the opinion of Clifford B. Storms, Esq., Senior
     Vice President and General Counsel for the Company, dated the Closing Date, to the effect that:

                (i) each of the Company and the Subsidiaries of the Company set forth in Schedule IV hereto (individ-ually a "Subsidiary" and collectively the "Subsidiar-ies") has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized (which jurisdiction is set forth in Sched-ule IV hereto), with full corporate power and author-ity to own its properties and conduct its business as described in the Final Prospectus, and is duly quali-fied to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification wherein it owns or leases material properties or conducts material business;

               (ii) all the outstanding shares of capital stock of each Subsidiary have been duly and validly autho-rized and issued and are fully paid and nonassess-able, and, except as otherwise set forth in the Final Prospectus, all outstanding shares of capital stock of the Subsidiaries are owned by the Company either directly or through wholly owned subsidiaries free and clear of any perfected security interest and, to the knowledge of such counsel after due inquiry, any other security interests, claims, liens or encumbrances;

              (iii) the Company's authorized equity capitaliza-tion is as set forth in the Final Prospectus; the Securities conform in all material respects to the description thereof contained in the Final Prospec-tus; [if the Securities are to be listed on any stock exchange, insert: and authorization for listing on
          the             Exchange has been given, subject to
          official notice of issuance and evidence of satisfac-tory distribution, or the Company has filed a pre-liminary listing application and all required sup-porting documents with respect to the Securities with such stock exchange and such counsel has no reason to believe that the Securities will not be authorized for listing, subject to official notice of issuance and evidence of satisfactory distribution;]

               (iv) the Indenture has been duly authorized, executed and delivered by the Company, has been duly qualified under the Trust Indenture Act, and assuming due authorization, execution and delivery thereof by the Trustee, constitutes a legal, valid and binding instrument enforceable against the Company in accor-dance with its terms, except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other laws relating to or affecting creditors' rights generally, by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) or by an implied covenant of good faith and fair deal-ing; and the Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters pursuant to this Agreement, in the case of the Underwriters' Securi-ties, or by the purchasers thereof pursuant to Delayed Delivery Contracts, in the case of any Con-tract Securities, will constitute legal, valid and binding obligations of the Company entitled to the benefits of the Indenture, except as enforceability may be limited by bankruptcy, reorganization, insol-vency, moratorium or other laws relating to or affecting creditors' rights generally, by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) or by an implied covenant of good faith and fair dealing;

                (v)  to the best knowledge of such counsel,
          there is no pending or threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries, of a character required to be disclosed in the Registration State-ment which is not adequately disclosed in the Final Prospectus, and there is no franchise, contract or other document of a character required to be described in the Registration Statement or Final Pro-spectus, or to be filed as an exhibit, which is not described or filed as required; and the statements included or incorporated in the Final Prospectus describing any legal proceedings or material con-tracts or agreements relating to the Company fairly summarize such matters in all material respects;

               (vi) the Registration Statement and any amend-ments thereof, have become effective under the Act; any required filing of the Basic Prospectus, any Pre-liminary Final Prospectus and the Final Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement as amended has been issued, no proceedings for that pur-pose have been instituted or threatened, and the Reg-istration Statement and the Final Prospectus (other than the financial statements and other financial and statistical information contained therein as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules and regulations thereunder;

              (vii)  this Agreement and any Delayed Delivery
          Contracts have been duly authorized, executed and delivered by the Company;

             (viii) no consent, approval, authorization or order of any court or governmental agency or body is required for the consummation of the transactions contemplated herein or in any Delayed Delivery

          Contracts, except such as have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters and such other approvals (specified in such opinion) as have been obtained;

               (ix) neither the execution and delivery of the Indenture, the issue and sale of the Securities, nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof or of any Delayed Delivery Contracts will con-flict with, result in a breach of, or constitute a default under the charter or by-laws of the Company or the terms of any indenture or other agreement or instrument known to such counsel and to which the Company or any of its subsidiaries is a party or bound, or any order or regulation known to such coun-sel to be applicable to the Company or any of its subsidiaries of any court, regulatory body, adminis-trative agency, governmental body or arbitrator hav-ing jurisdiction over the Company or any of its sub-sidiaries, except for such conflict, breach or default which, whether individually or in the aggre-gate, would not be expected to have to have a mate-rial adverse affect on the operations business or financial condition of the Company and its subsidiar-ies, taken as a whole; and

                (x)  no holders of securities of the Company
          have rights to the registration of such securities under the Registration Statement.

          In addition, such counsel shall state that he has participated in conferences with officers and other repre-sentatives of the Company, representatives of the indepen-dent public accountants of the Company and representatives of the Underwriters, at which the contents of the Regis-tration Statement and Prospectus were discussed and, although such counsel has not independently verified, is not passing upon and does not assume responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or Prospectus, no facts have come to the attention of such counsel, in the course of such participation, that causes him to believe that the Registration Statement, or any post-effective amendment thereto, as of the date it was declared effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus or any supplement thereto, at the date of such Prospectus or such supplement and at all times up to and including the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion with respect to the financial statements and schedules and other financial and statistical data included in the Reg-istration Statement or Prospectus or with respect to the Trustee's Statement of Eligibility on Form T-1).

     In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdic-tion other than the corporate laws of the State of Dela-ware or the laws of the State of New York or the United States, to the extent deemed proper and specified in such opinion, upon the opinion of other counsel of good stand-ing believed to be reliable and who are satisfactory to counsel for the Underwriters and (B) as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Company and public officials. References to the Final Prospectus in this paragraph (b) include any supplements thereto at the Closing Date.

          c. The Representatives shall have received from Cahill Gordon & Reindel, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Securities, the Indenture, any Delayed Delivery Contracts, the Registra-tion Statement, the Final Prospectus (together with any supplement thereto) and other related matters as the Rep-resentatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

          d. The Company shall have furnished to the Repre-sentatives a certificate of the Company, signed by the Chairman of the Board or the President or a Senior Vice President and the Treasurer or the Comptroller of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Final Prospectus, any supple-ment to the Final Prospectus and this Agreement and that:

                (i) the representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be per-formed or satisfied at or prior to the Closing Date;

               (ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company's knowledge, threatened; and

              (iii) since the date of the most recent financial statements included in the Final Prospectus (exclu-sive of any supplement thereto), there has been no material adverse change in the condition (financial or other), earnings, business or properties of the Company and its subsidiaries, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Prospectus (exclusive of any supplement thereto).

          e. The Representatives shall have received from the Company's independent public accountants letters dated, respectively, as of the Execution Time and the Closing Date, and addressed to the Underwriters containing state-ments and information of the type customarily included in accountants' "comfort letters" to underwriters.

          f. Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Regis-tration Statement (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (e) of this Section 5 or (ii) any change, or any development involving a prospective change, in or affect-ing the business or properties of the Company or its sub-sidiaries, the effect of which in any case referred to in clause (i) or (ii) above, is, in the judgment of the Rep-resentatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or the delivery of the Securities as contemplated by the Reg-istration Statement (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any supplement thereto).

          g. Subsequent to the Execution Time, there shall not have been any decrease in the ratings of any of the Company's debt securities by Moody's Investors Service,
     Inc. or Standard & Poor's Corporation.

          h. Prior to the Closing Date, the Company shall have furnished to the Representatives such further infor-mation, certificates and documents as the Representatives may reasonably request.

          i.   The Company shall have accepted Delayed Delivery
     Contracts in any case where sales of Contract Securities arranged by the Underwriters have been approved by the Company.

          If any of the conditions specified in this Section 5 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and its counsel, this Agreement and all obligations of the Underwriters hereun-der may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or telegraph confirmed in writing.

          6. Reimbursement of Underwriters' Expenses. If the sale of the Securities provided for herein is not consum-mated because any condition to the obligations of the Under-writers set forth in Section 5 hereof is not satisfied, because of any termination pursuant to Section 9 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Under-writers, the Company will reimburse the Underwriters severally upon demand for all reasonable out-of-pocket expenses (includ-ing reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed pur-chase and sale of the Securities.

          7. Indemnification and Contribution. (a) The Com-pany agrees to indemnify and hold harmless each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regula-tion, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registra-tion statement for the registration of the Securities as origi-nally filed or in any amendment thereof, or in the Basic Pro-spectus, any Preliminary Final Prospectus or the Final Prospec-tus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that (i) the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reli-ance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for use in connection with the preparation thereof and (ii) such indemnity with respect to the Basic Prospectus or any Preliminary Final Prospectus shall not inure to the benefit of any Underwriter (or any person control-ling such Underwriter) from whom the person asserting any such loss, claim, damage or liability purchased the Securities which are the subject thereof if such person did not receive a copy of the Final Prospectus (or the Final Prospectus as supple-mented) excluding documents incorporated therein by reference at or prior to the confirmation of the sale of such Securities to such person in any case where such delivery is required by the Act and the untrue statement or omission of a material fact contained in the Basic Prospectus or any Preliminary Final Pro-spectus was corrected in the Final Prospectus (or the Final Prospectus as supplemented). This indemnity agreement will be in addition to any liability which the Company may otherwise have.

          b. Each Underwriter severally agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the fore-going indemnity from the Company to each Underwriter, but only with reference to written information relating to such Under-writer furnished to the Company by or on behalf of such Under-writer through the Representatives specifically for use in the preparation of the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Com-pany acknowledges that the statements set forth in the last paragraph of the cover page, under the headings "Underwriting" and "Plan of Distribution" and, if Schedule I hereto provides for sales of Securities pursuant to delayed delivery arrange-ments, in the last sentence under the heading "Delayed Delivery Arrangements" in any Preliminary Final Prospectus or the Final Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the documents referred to in the foregoing indemnity, and you, as the Representatives, confirm that such statements are correct.

          c. Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this
Section 7, notify the indemnifying party in writing of the com-mencement thereof; but the omission so to notify the indemnify-ing party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section
7. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commence-ment thereof, the indemnifying party will be entitled to appoint counsel satisfactory to such indemnified party to rep-resent the indemnified party in such action; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indem-nified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to appoint counsel to defend such action and approval by the indemnified party of such counsel, the indemni-fying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by the Representatives in the case of paragraph (a) of this Section 7, representing the indemnified parties under such paragraph (a) who are parties to such action), (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii).

          d. In order to provide for just and equitable con-tribution in circumstances in which the indemnification pro-vided for in paragraph (a) of this Section 7 is due in accor-dance with its terms but is for any reason held by a court to be unavailable from the Company on grounds of policy or other-wise, the Company and the Underwriters shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) to which the Company and one or more of the Underwriters may be subject in such proportion so that the Underwriters are responsible for that portion rep-resented by the percentage that the underwriting discount bears to the sum of such discount and the purchase price of the Secu-rities specified in Schedule I hereto and the Company is responsible for the balance; provided, however, that (y) in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount applicable to the Securities purchased by such Underwriter hereunder and (z) no person guilty of fraudu-lent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For pur-poses of this Section 7, each person who controls an Under-writer within the meaning of the Act shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Com-pany shall have the same rights to contribution as the Company, subject in each case to clause (z) of this paragraph (d). Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this para-graph (d), notify such party or parties from whom contribution may be sought, but the omission to so notify such party or par-ties shall not relieve the party or parties from whom contribu-tion may be sought from any other obligation it or they may have hereunder or otherwise than under this paragraph (d).

          8. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Under-writers hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective propor-tions which the amount of Securities set forth opposite their names in Schedule II hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, how-ever, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in Schedule II hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 8, the closing date shall be postponed for such period, not exceeding seven days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrange-ments may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for dam-ages occasioned by its default hereunder.

          9. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if prior to such time (i) trading in the Company's Common Stock shall have been suspended by the Commis-sion or the New York, Midwest or Pacific Stock Exchange or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange, (ii) a banking morato-rium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any out-break or material escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Representatives, impracticable to market the Securities.

          10. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any inves-tigation made by or on behalf of any Underwriter or the Company or any of the officers, directors or controlling persons referred to in Section 7 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 6 and 7 hereof shall survive the termination or cancellation of this Agreement.

          11. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telegraphed and confirmed to them, at the address specified in Schedule I hereto; or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at International Plaza, P.O. Box 8000, Englewood Cliffs, New Jersey 07632, attention of the Senior Vice President and General Counsel.

          12. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and con-trolling persons referred to in Section 7 hereof, and no other person will have any right or obligation hereunder.

          13. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York.

          If the foregoing is in accordance with your under-standing of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Com-pany and the several Underwriters.

                              Very truly yours,


                              CPC International Inc.

                              By:
                                        [Title]

The foregoing Agreement is
hereby confirmed and accepted
as of the date specified in
Schedule I hereto.

[[Name of Representative]

_________________________
(name of comanager, if any)


By:  [Name of Representative]


By:
          [Title]

For themselves and the other
several Underwriters, if any,
named in Schedule II to the
foregoing Agreement.]


[[Name of Representative]


By:
          [Title]

For itself and the other
several Underwriters, if any,
named in Schedule II to the
foregoing Agreement.]

                           SCHEDULE I


Underwriting Agreement dated

Registration Statement No. 33-

Representative(s):  [Name of Representative]
                    [Name of comanager, if any]
                    [Address of Representative]
                    Attention:


Title, Purchase Price and Description of Securities:

     Title:

     Principal amount:

     Purchase price (include accrued
     interest or amortization, if
     any):

     Sinking fund provisions:

     Redemption provisions:

     Other provisions:

Closing Date, Time and Location:

Type of Offering: [Delayed Offering] [Non-Delayed Offering]

Delayed Delivery Arrangements:

Fee:

Minimum principal amount of each contract:  $

Maximum aggregate principal amount of all contracts:  $

                           SCHEDULE II


                                        Principal Amount
                                        of Securities to
 Underwriters                             be Purchased

                                        $




























               Total....................     $_____________

                         SCHEDULE III


                    Delayed Delivery Contract


                                                       [Date]


Salomon Brothers Inc
One New York Plaza
New York, New York  10004


Dear Sirs:

          The undersigned hereby agrees to purchase from CPC International Inc. (the "Company"), and the Company agrees to
sell the undersigned, on           19  (the "Delivery Date"),
$        principal amount of the Company's            (the
"Securities") offered by the Company's prospectus dated
          , 19  , and related Prospectus Supplement dated
          , 19  , receipt of a copy of which is hereby acknowl-
edged, at a purchase price of      % of the principal amount
thereof, plus [accrued interest] [amortization of original
issue discount], if any, thereon from           , 19  , to the
date of payment and delivery, and on the further terms and con-ditions set forth in this contract.

          Payment for the Securities to be purchased by the undersigned shall be made on or before 11:00 A.M., New York City time, on the Delivery Date to or upon the order of the Company in New York Clearing House (next day) funds, at your office or at such other place as shall be agreed between the Company and the undersigned, upon delivery to the undersigned of the Securities in definitive fully registered form and in such authorized denominations and registered in such names as the undersigned may request by written or telegraphic communi-cation addressed to the Company not less than five full busi-ness days prior to the Delivery Date. If no request is received, the Securities will be registered in the name of the undersigned and issued in a denomination equal to the aggregate principal amount of Securities to be purchased by the under-signed on the Delivery Date.

          The obligation of the undersigned to take delivery of and make payment for Securities on the Delivery Date, and the obligation of the Company to sell and deliver Securities on the Delivery Date, shall be subject to the conditions (and neither party shall incur any liability by reason of the failure thereof) that (1) the purchase of Securities to be made by the undersigned, which purchase the undersigned represents is not prohibited on the date hereof, shall not on the Delivery Date be prohibited under the laws of the jurisdiction to which the undersigned is subject and (2) the Company, on or before the Delivery Date, shall have sold to certain underwriters (the "Underwriters") such principal amount of the Securities as is to be sold to them pursuant to the Underwriting Agreement referred to in the Prospectus and Prospectus Supplement men-tioned above. Promptly after completion of such sale to the Underwriters, the Company will mail or delivery to the under-signed at its address set forth below notice to such effect, accompanied by a copy of the opinion of counsel for the Company delivered to the Underwriters in connection therewith. The obligation of the undersigned to take delivery of and make pay-ment for the Securities, and the obligation of the Company to cause the Securities to be sold and delivered, shall not be affected by the failure of any purchaser to take delivery of and make payment for the Securities pursuant to other contracts similar to this contract.

          This contract will inure to the benefit of and be binding upon the parties hereto and their respective succes-sors, but will not be assignable by either party hereto without the written consent of the other.

          It is understood that acceptance of this contract and other similar contracts is in the Company's sole discretion and, without limiting the foregoing, need not be on a first come, first served basis. If this contract is acceptable to the Company, it is required that the Company sign the form of acceptance below and mail or deliver one of the counterparts hereof to the undersigned at its address set forth below. This will become a binding contract between the Company and the undersigned, as of the date first above written, when such counterpart is so mailed or delivered.

















                              III-2

          This agreement shall be governed by and construed in accordance with the laws of the State of New York.


                         Very truly yours,


                         ____________________________________
                                   (Name of Purchaser)


                         By
                              (Signature and Title of Officer)


                         ______________________________________
                                   (Address)

Accepted:

CPC International Inc.

By ________________________
          [Title]




























                              III-3

                           SCHEDULE IV


                          Subsidiaries
                               of
                     CPC International Inc.


Arnold Foods Company, Inc.
Best Foods-Caribbean, Inc.
S. B. Thomas, Inc.